Exhibit 10.27

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT (EX-IM LOAN FACILITY)

THIS FIRST AMENDMENT to Loan and Security Agreement (EX-IM Loan Facility) (this “Amendment”) is entered into this 2nd day of February, 2011 by and between Silicon Valley Bank (“Bank”) and IMPINJ, INC., a Delaware corporation (“Borrower”) whose address is 701 N. 34th Street, Suite 300, Seattle, WA 98103.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement (EX-IM Loan Facility) dated as of May 7, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed, (ii) extend the maturity date, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (EX-IM Advances). Section 2.1.1(a) is hereby amended to replace the reference to “Four Million Dollars ($4,000,000)” with “Ten Million Dollars ($10,000,000)”.

2.2 Section 2.3 (Interest Rate. Payments). Section 2.3(a) is hereby amended in its entirety and replaced with the following:

“(a) Interest Rate. EX-IM Advances accrue interest on the outstanding principal balance at a floating per annum rate equal to three quarters percent (0.75%) above the WSJ Prime Rate which interest shall be payable monthly. During the existence of an

Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a three hundred sixty (360) day year for the actual number of days elapsed.”

2.3 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“EX-IM Committed Line” is an EX-IM Advance or EX-IM Advances of up to Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000).

“EX-IM Maturity Date” is February 1, 2013.

“Foreign Borrowing Base” means (a) (i) the lesser of Five Million Dollars ($5,000,000) or (ii) ninety percent (90%) of EX-IM Eligible Foreign Accounts as determined by Bank from Borrower’s most recent Transaction Report and EX-IM Borrowing Base Certificate; provided, however, Accounts that are billed in currencies other than in U.S. Dollars shall be permitted (“Non-US Dollar Accounts”) as EX-IM Eligible Foreign Accounts provided the foreign exchange risk is hedged, in all other cases Non-US Dollar Accounts shall be subject to a seventy percent (70%) calculation plus (b) the lesser of (i) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) or (ii) seventy five percent (75%) of the value of Borrower’s EX-1M Eligible Foreign Inventory (valued at the lower of cost or wholesale fair market value); provided further, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral and provided, further that the amount in subsection (b) above (EX-IM Eligible Foreign Inventory) may not exceed fifty percent (50%) of the Foreign Borrowing Base at any time.

2.4 Exhibit C is hereby replaced with Exhibit C attached hereto.

2.5 Notwithstanding the existing eligibility provisions for EX-IM Eligible Foreign Accounts or any other provisions of the Loan Agreement, Accounts with respect to which any of Arizon RFID Technology Co., Ltd., Digitial China Macao Commercial Offshore Ltd., Invengo information Technology Co., Ltd., UPM Raflatac RFID Co., Ltd., Yeon Technologies Co., Ltd., or in each case, any of their affiliates that have been approved in writing by Bank, is the Account debtor shall not be deemed to be EX-IM Eligible Foreign Accounts at any time.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof; binding on either Borrower, except as already has been obtained or made; and

4.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a facility fee in an amount equal to Forty Thousand Six Hundred Twenty Five Dollars ($40,625), (c) the due execution and delivery to Bank of an Amendment to the Domestic Loan Agreement by each party thereto, (d) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower and (e) the due execution and delivery to Bank of the February 2011 Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Impinj, Inc.

By:	/s/ Nick Christian	By:	/s/ Evan Fein
Name:	Nick Christian	Name:	Evan Fein
Title:	Relationship Manager	Title:	CFO

Exhibit C

EX-IM BORROWING BASE CERTIFICATE

(FOREIGN A/R LINE OF CREDIT)

Borrower: IMPINJ, INC.	Bank: Silicon Valley Bank
FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1. Foreign Accounts Book Value as of	$____________
2. Additions (please explain on reverse)	$____________
3. TOTAL FOREIGN ACCOUNTS	$____________

ACCOUNTS RECEIVABLE DEDUCTIONS
4. Accounts over 60 days past invoice	$____________
5. Credit Balances	$____________
6. Governmental and Military Accounts	$____________
7. Contra Accounts	$____________
8. Progress billings, Promotion, Demo or Consignment Accounts	$____________
9. Related Account Debtor Accounts	$____________
10. Disputed Accounts	$____________
11. Accounts arising from the sale of defense articles or items	$____________
12. Accounts excluded under the Borrower Agt	$____________
13. Accounts from sales not in the ordinary course of business	$____________
14. Accounts not owned by Borrower	$____________
15. Accounts without invoices	$____________
16. Accounts outside U.S.	$____________
17. Accounts in countries prohibited by EX-IM	$____________
18. Accts supported by LCs not accepted by EX-IM	$____________
19. Accounts billed and payable outside the U.S.	$____________
20. Accounts determined doubtful	$____________
21. Other	$____________
22. TOTAL ACCOUNTS DEDUCTIONS	$____________
23. Eligible Accounts (No. 3 – No. 22)	$____________
24. Accounts billed in non-US currency not hedged	$____________
25. Eligible Accounts (No. 23 – No. 24)	$____________
26. Loan Value of Accounts (90% of No. 25)	$____________
27. Loan Value of Accounts not hedged (70% of No. 24)	$____________
28. Loan Value of all Accounts (No. 26 plus No. 27)	$____________

FOREIGN INVENTORY FROM EXPORT ACTIVITIES
29. Foreign Inventory Value as of	$____________
30. Additions (please explain on reverse)	$____________
31. TOTAL FOREIGN INVENTORY	$____________

INVENTORY DEDUCTIONS
32. Inventory located outside U.S.	$____________
33. Inventory not subject to Bank Lien	$____________
34. Inventory located at address not disclosed to Bank	$____________
35. Inventory placed on or held on consignment	$____________
36. Inventory in possession of bailee not satisfactory to Bank	$____________
37. Inventory in violation of Fair Labor Standards Act or subject to “hot goods” provision	$____________
38. Inventory subject of breach in Loan Agreement	$____________
39. Inventory not meeting U.S. Content Requirements	$____________
40. Demonstration Inventory	$____________
41. Inventory consisting of proprietary software	$____________
42. Damaged, obsolete, returned, defective, recalled or unfit Inventory	$____________

43. Inventory previously exported from U.S.	$____________
44. Inventory arising from the sale of defense articles or items	$____________
45. Inventory used in nuclear power, enrichment, reprocessing, research or heavy water production facilities	$____________
46. Inventory shipped to/destined for prohibited countries	$____________
47. Inventory not complying with Country Limitation Schedule	$____________
48. Inventory resulting in non-EXIM Eligible Foreign Account	$____________
49. Inventory included as eligible inventory under other credit facility	$____________
50. Inventory incorporated into prohibited Capital Good	$____________
51. Other	$____________

52. TOTAL INVENTORY DEDUCTIONS	$____________
53. Eligible Inventory (No. 31 minus No. 52)	$____________
54. Loan Value of Inventory (lesser of 75% of No. 53 or 50% of No. 28 plus No. 53)	$____________

BALANCES
55. Maximum Loan Amount	$5,000,000
56. Maximum EX-IM Amount [Lesser of No. 55 or No. 28 plus No. 54)	$____________
57. Present balance owing on EX-IM Line of Credit	$____________
58. Total Available [Lesser of No. 55 or No. 56 minus No. 57]	$____________
59. Outstanding under Sublimits (if any)	$N/A
60. RESERVE POSITION [No. 58 minus No. 59]	$____________

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this EX-IM Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement (EX-IM Loan Facility), between Borrower and Bank, and the EX-IM Borrower Agreement, executed by Borrower and acknowledged by Bank, each dated May 7, 2010, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a Buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

BORROWER:

IMPINJ, INC.

By:

Name:

Title:

Date:

BANK USE ONLY

Received By: _________________________
Date: ____________________________
Verified By: _____________________